Exhibit 99.1

JOINT FILING AGREEMENT

THIS JOINT FILING AGREEMENT is entered into as of April 4, 2025, by and among the parties hereto. The undersigned hereby agree that the Statement on Schedule 13D with respect to the Class I Common Shares of Beneficial Interest, $0.001 par value, of First Eagle Real Estate Debt Fund, a closed-end management investment company organized as a Delaware statutory trust and any amendment thereafter signed by each of the undersigned shall be (unless otherwise determined by the undersigned) ﬁled on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: April 7, 2025

Bleichroeder LP

Signature:	/s/ Andrew Gundlach
Name/Title:	Andrew Gundlach, Chairman and CEO
Date:	04/07/2025

Bleichroeder Holdings LLC

Signature:	/s/ Andrew Gundlach
Name/Title:	Andrew Gundlach, Chairman and CEO
Date:	04/07/2025

Andrew Gundlach

Signature:	/s/ Andrew Gundlach
Name/Title:	Andrew Gundlach, Individual
Date:	04/07/2025